Exhibit 99.1

[LETTERHEAD OF MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED]

The Board of Directors
Phillips Edison & Company, Inc.
11501 Northlake Drive
Cincinnati, Ohio 45249

The Board of Directors:

We hereby consent to the inclusion of our opinion letter, dated July 17, 2018, to the Board of Directors of Phillips Edison & Company, Inc. (“PECO”) as Annex C to, and reference to such opinion letter under the headings “SUMMARY — Opinion of PECO’s Financial Advisor” and “THE MERGERS — Opinion of PECO’s Financial Advisor” in, the joint proxy statement/prospectus relating to the proposed merger involving PECO and Phillips Edison Grocery Center REIT II, Inc., which joint proxy statement/prospectus forms a part of the Registration Statement on Form S-4 of PECO (the “Registration Statement”).  By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Merrill Lynch, Pierce, Fenner & Smith Incorporated

MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

August 6, 2018